Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (the “Settlement Agreement”) is made and entered into as of January 2, 2024 (the “SA Effective Date”) between Esperion Therapeutics, Inc. (“Esperion”), a Delaware corporation with offices at 3891 Ranchero Drive, Suite 150, Ann Arbor, Michigan, USA 48108, and Daiichi Sankyo Europe GmbH (“DSE”), a company with limited liability incorporated under German law with offices at Zielstattstr 48, 81379 Munich, Germany. Esperion and DSE may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Esperion and, as applicable, DSE or Daiichi Sankyo Company, Limited (“DS”) are parties to various agreements, including, without limitation, a License and Collaboration Agreement dated January 2, 2019 (as amended on June 18, 2020 and March 19, 2021, the “EU License Agreement”), pursuant to which Esperion granted DSE exclusive rights to market and sell its bempedoic acid product and bempedoic acid and ezetimibe combination product in certain European countries specified therein (the “DSE Territory”), a License and Collaboration Agreement dated April 26, 2021, pursuant to which Esperion granted DS exclusive rights to market and sell the bempedoic acid product and bempedoic acid and ezetimibe combination product in certain territories in Asia and/or South or Central America specified therein (the “ASCA License Agreement”), a Manufacturing and Supply Agreement, dated July 30, 2019 (as amended on November 20, 2020, the “EU Supply Agreement”), and a Manufacturing and Supply Agreement, dated July 27, 2021 (the “ASCA Supply Agreement” and, together with the EU Supply Agreement, the “Supply Agreements” and, together with the EU License Agreement and the ASCA License Agreement, “the Agreements”).

WHEREAS, Esperion filed a complaint for declaratory relief against DSE on March 27, 2023, last amended on May 4, 2023, in the United States District Court for the Southern District of New York, Case No. 23-cv-02568-ER (the “Litigation”);

WHEREAS, Esperion requested from the Court certain declarations regarding the EU License Agreement and the conditions for triggering the Regulatory Milestone Payment;

WHEREAS, DSE asked the Court to deny Esperion’s requested declaratory relief, and instead requested from the Court alternative declarations regarding the EU License Agreement and the conditions for triggering the Regulatory Milestone Payment;

WHEREAS, the Parties have negotiated a resolution of the claims asserted in the Litigation and any other disputes between the Parties related to the EU License Agreement or the EU Supply Agreement, including any and all claims that have been asserted, or could have been asserted, in the Litigation, or with respect to the Regulatory Milestone Payment in Section 9.2 of the EU License Agreement; and

WHEREAS, without admitting any liability on either part, the Parties now wish to settle the Litigation amicably in accordance with the terms of this Settlement Agreement.

NOW, THEREFORE, with the intent and purpose of settling the Litigation, satisfying any and all obligations related to the Regulatory Milestone Payment in the EU License Agreement, and, with regards to the EU License Agreement, the ASCA License Agreement and the Supply Agreements, adjusting certain other rights and obligations in their collaboration, and in consideration of the promises and covenants set forth in this Settlement Agreement, the Parties agree as follows.

Capitalized terms used herein without definition have the meanings ascribed to them in the EU License Agreement, the ASCA License Agreement, the EU Supply Agreement or the ASCA Supply Agreement, as applicable.

1.Amendment and Transition of API and Bulk Product Supply for DSE and DS Territories. Esperion and DSE (on behalf of itself and DS) each hereby approve the Technology Transfer Agreement attached hereto as Exhibit A to be in final, execution form. Concurrently with this Settlement Agreement, Esperion and DSE are executing such Technology Transfer Agreement and, as promptly as practicable after the SA Effective Date, DS shall execute such Technology Transfer Agreement.

2.Triple Combination Product Expansion in EU License Agreement and ASCA License Agreement. Esperion and DSE each hereby approve the Third Amendment to the EU License Agreement attached hereto as Exhibit B to be in final, execution form, and, concurrently with this Settlement Agreement, Esperion and DSE are executing such Third Amendment to the EU License Agreement. Esperion and DSE (on behalf of itself and DS) each hereby approve the First Amendment to the ASCA License Agreement attached hereto as Exhibit C to be in final, execution form, and concurrently with this Settlement Agreement, Esperion, and, as promptly as practicable after the SA Effective Date, DS, are executing such First Amendment to the ASCA License Agreement. As set forth in such attached amendments, DSE in the DSE Territory and DS in the DS Territory, respectively, are granted an exclusive license under the Esperion Technology to develop and commercialize TC Products, but neither DSE nor DS is under any obligation to use Commercially Reasonable Efforts to so develop and commercialize the TC Products in, respectively, the DSE Territory and the DS Territory (as each such terms are defined in such applicable attached amendment).

3.Cash Payments. As consideration for the rights and obligations in this Settlement Agreement (including without limitation resolution of the declarations sought in the Litigation and in exchange for Esperion forgoing as set forth below all rights or claims to the Regulatory Milestone Payment in the EU License Agreement), the Technology Transfer Agreement, and the amendments to the EU License Agreement and the ASCA License Agreement, DSE agrees to pay Esperion:

a.One Hundred Million United States Dollars ($100,000,000) within [***] of the later of the SA Effective Date and receipt from Esperion of an invoice for such amount, provided the invoice cannot be issued prior to the SA Effective Date;

b.Twenty-five Million United States Dollars ($25,000,000) in the [***] following the calendar quarter in which the European Medicines Agency (the “EMA”) decides on the pending CVOT Application; provided, however, that DSE covenants it will not withdraw the pending CVOT Applications without simultaneously submitting replacement CVOT Applications that DSE will allow to remain pending for decision by EMA, where “CVOT Applications” mean the applications filed with the EMA for a Type II(a) variation for the oral non-statin products marketed as Nilemdo® and Nustendi® in Europe seeking the EMA’s approval of such products to reduce cardiovascular risk in patients with or at high risk for atherosclerotic cardiovascular disease.

Payments to Esperion shall be made by wire transfers to the account specified below. Esperion represents and warrants that the wiring information set forth below is true and accurate.

Receiving Bank: [***]
Receiving Bank Address: [***]
[***]
PNC Bank ABA (for wires): [***]
Beneficiary: [***]
Beneficiary Account No: [***]
Bank Country Code: [***]
Swift Code: [***]

4.Nilemdo® and Nustendi® EMA Label Strategy. As of the SA Effective Date, DSE shall have sole authority and control of discussions with the EMA, and any country-specific regulatory authority in the DSE Territory, regarding the pending marketing authorization applications for Nilemdo® and Nustendi®. Esperion agrees to provide DSE any necessary support or information (in Esperion’s possession and control) to allow DSE to communicate effectively with EMA regarding such pending applications, including without limitation any such information relating to the CLEAR Outcome Study.

5.Dismissal of Litigation. In consideration of the good and valuable consideration provided by this Settlement Agreement, Esperion agrees to dismiss, with prejudice and without any award of fees, costs, or expenses of any kind in favor of any Party, the Litigation against DSE. To effect such dismissal, the Parties agree to file a joint stipulation and proposed order of dismissal of the Litigation with prejudice pursuant to Federal Rule of Civil Procedure 41. On or before January 2, 2024, the Parties shall jointly notify the Honorable Edgardo Ramos (the judge presiding over the Litigation), or any successor judge should the case be transferred, of the Parties’ settlement, and request that any pending motions, discovery, or other deadlines be held in abeyance pending the Court’s order dismissing the Litigation.

6.Mutual Release of Claims. Each Party acknowledges that this Settlement Agreement fully and finally resolves all claims, contentions, and allegations it has or may have, from the beginning of time to the SA Effective Date, arising out of or in any way relating to the EU License Agreement, the ASCA License Agreement, the Supply Agreements, and the

Litigation. In consideration of this Settlement Agreement and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and effective upon the SA Effective Date, each Party, on behalf of itself and each of its respective assigns, affiliates, predecessors, successors, agents, employees, attorneys, and anyone who claims or may claim by and/or through any of the foregoing and/or in their stead (collectively, the “Releasors”), does hereby release and forever discharge the other Party and each of its current and former parents, subsidiaries, related entities, affiliates, predecessors, successors, heirs, executors, administrators, assigns, owners, officers, principals, employees, shareholders, directors, managers, partners, investors, attorneys, insurers, accountants, legal representatives, and agents (collectively, the “Released Parties”), of and from any and all manner of action or actions, causes of action in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, attorneys’ fees, losses, costs or expenses, of any nature whatsoever, known or unknown, foreseen or unforeseen, disclosed or undisclosed, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, potential or actual, from the beginning of time to the SA Effective Date, arising out of or relating in any way to the EU License Agreement, the Regulatory Milestone Payment, the ASCA License Agreement, the Supply Agreements, and the Litigation , including without limitation any market response or investor reaction to public disclosures related to the Litigation, the Regulatory Milestone Payment, the Parties’ respective positions as to whether Esperion satisfied the requirements of the Regulatory Milestone Payment, and any of the Parties’ conduct alleged or discussed therein (collectively, the Released Claims”); provided, however, that the Released Claims shall not include, and the Releasors shall not hereby be deemed to have released the Released Parties in respect of, any claims or rights that are based upon an alleged breach or non-performance of this Settlement Agreement or that seek to effectuate the terms of this Settlement Agreement.

Without limiting the generality of the foregoing, the Parties also agree that the Cash Payments identified in Section 3 of this Settlement Agreement are in full satisfaction of any claim by Esperion to any Regulatory Milestone Payment under the EU License Agreement and shall forever extinguish any such claim, irrespective of the EMA’s decision on the proposed label in the CVOT Application(s). Through this Settlement Agreement, Esperion is forgoing, waiving and/or releasing any and all claims to the Regulatory Milestone Payment in the EU License Agreement. Upon execution of this Settlement Agreement, Section 9.2 of the EU License Agreement is hereby deleted in its entirety.

For the purpose of implementing a full and complete release and discharge of all Released Claims, the Releasors expressly acknowledge that this Settlement Agreement and its releases are intended to include in their effect all of the claims against the Released Parties, whether or not the Releasors know or suspect such to exist at the time of execution of this Settlement Agreement, and that this Settlement Agreement contemplates the extinguishment of all such claims.

Without limiting the generality of the foregoing, the Releasors acknowledge, understand, and agree that they have waived and relinquished all rights under California Civil Code Section 1542 (and any similar provision of law of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

In connection with such waiver and relinquishment, the Releasors expressly acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but it is their intention to fully, finally, and forever settle and release all released matters, claims, disputes, and differences comprising the Released Claims, known or unknown, suspected or unsuspected, which now exist or heretofore existed and that, in furtherance of such intention, this Settlement Agreement shall be and remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different matters, disputes, complaints, claims, disagreements, or facts.

7.Covenant Not to Sue. In furtherance of the foregoing mutual releases, each Party hereby covenants to the other Party never to file or prosecute, or permit the filing or prosecution of, a new lawsuit, complaint, or charge against such other Party based on the Released Claims, including any claim to any Regulatory Milestone Payment under the EU License Agreement, except to enforce the Settlement Agreement.

8.No Reimbursement of Costs, Attorneys’ Fees, or Expenses. Each Party shall bear its own costs with respect to the Litigation and this Settlement Agreement. The Parties hereby waive and release any and all claims arising out of this Settlement Agreement for attorneys’ fees and costs.

9.Confidential Treatment of Settlement Agreement. Apart from the Parties’ agreed joint announcement of the resolution of the Litigation, each Party shall keep strictly confidential the terms of this Settlement as well as the substance and details of the Parties’ dispute. Notwithstanding the foregoing sentence, each Party may disclose the terms of this Settlement Agreement: (a) to such Party’s attorneys, agents, accountants, tax consultants, or other advisors; (b) when reasonably related to the enforcement of this Settlement Agreement; and (c) as required by law.

10.Non-Disparagement. Each Party represents and agrees that it will not: (a) disparage or cause any other person to disparage the other Party or any of the other Party’s products or services; (b) take any action that is intended or could reasonably be expected to harm either the other Party or its reputation or that would reasonably be expected to lead to unwanted or unfavorable publicity for the other Party; (c) make any statements that claim or assert that one Party prevailed in the Litigation and/or the other Party did not; and (d) make any statements as to alleged strength(s) or weakness(es) of either Party’s position in the Litigation. Each Party further represents and agrees that, in the event it is notified by the other Party that any individual or entity affiliated with the notified Party has disparaged or is disparaging the other Party, or otherwise making statements in violation of subsections (a) through (d) above, then the notified Party will take reasonable steps to instruct or direct such affiliated individual or entity to refrain from any such disparagement or statements, and will promptly notify the other Party that it has taken such steps. Notwithstanding the foregoing, nothing in this Section 10 shall prohibit either of the Parties from providing truthful information in response to a valid subpoena or other legal process or as otherwise required by law.

11.Joint Press Release. The Parties agree to issue the joint press release attached hereto as Exhibit D on or before January 2, 2024.

12.Governing Law; Waiver of Jury Rights. This Settlement Agreement shall be construed, and all disputes arising out of or relating to this Settlement Agreement shall be resolved, according to the laws of New York, without regard to any choice of law provisions thereof. The Parties hereby waive their rights to a jury trial for any disputes arising out of this Settlement. Each Party by its execution hereof, [***]. Each undersigned counsel warrants that it is authorized to sign on behalf of its respective client(s), as indicated, and to bind them to the terms and conditions of this Settlement Agreement. This Settlement Agreement may be executed by facsimile or scanned pages and in one or more counterparts, and the counterparts when executed may be made into a composite which shall constitute one integrated original agreement.

13.Further Assurances. The Parties shall execute such additional instruments and take any and all such further actions as may be reasonably required or necessary to carry out the provisions of this Settlement Agreement and the transactions contemplated hereby.

14.Successors in Interest. The Parties agree that this Settlement Agreement shall be binding upon the Parties, and, as applicable, upon their heirs, executors, administrators, dependents, predecessors, successors, subsidiaries, divisions, affiliates, and related entities, and their current officers, directors, partners, employees, attorneys, assigns, agents, representatives, and any or all of them.

15.No Admissions. The Parties agree that neither this Settlement Agreement nor any of the terms herein or exhibits attached hereto constitute any admission of liability or wrongdoing by any Party.

16.Authority to Release Claims; No Assignment of Released Claims. Each Party warrants that it has the power, right, and authority to release fully and completely all claims that it is resolving and releasing in this Settlement Agreement. Each Party warrants and represents that it owns and controls each of the Released Claims, claims, causes of action, or other matters that are released by this Settlement Agreement and that it has not assigned or transferred to any other person any of the Released Claims, claims, causes of action, or other matters that are released by this Settlement Agreement.

17.Counterparts; Electronic Transmission. This Settlement may be executed in counterparts and via electronic submission. An executed document delivered via fax or electronic means shall be treated as an original.

18.Construction; Recitals. The headings of the sections of this Settlement Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Settlement Agreement. It is understood and acknowledged that this Settlement Agreement shall be deemed to have been drafted jointly by the Parties and shall not be construed in favor of or against any Party by reason of the extent to which any Party or its counsel has participated in the drafting of this Settlement Agreement. The Recitals set forth at the beginning of this Settlement Agreement are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

19.Entire Agreement. This Settlement Agreement constitutes the entire agreement between the Parties who have executed it with respect to the subject of settlement and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the Parties with respect to the subject matter of this Settlement Agreement. The Parties each acknowledge (a) that no representations, inducements, promises, agreements, or warranties, oral or otherwise, with respect to the subject matter of this Settlement Agreement have been made by or to them, or anyone acting on their behalf, which are not embodied in this Settlement Agreement, (b) that they have not executed this Settlement Agreement in reliance on any such representation, inducement, promise, agreement or warranty, and (c) that no representation, inducement, promise, agreement or warranty not contained in this Settlement Agreement, including, but not limited to, any purported supplements, modifications, waivers, or terminations of this Settlement Agreement, shall be valid or binding, unless executed in writing by all of the Parties.

20.Modifications. All terms, conditions, and obligations contained in this Settlement Agreement can be waived or modified only by written agreement signed by both Parties. Forbearance or indulgence in any form or manner or course of dealing by a Party shall not be construed as a waiver, nor in any way limit the remedies available.

21.Severability. If any provision of this Settlement Agreement is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, if and only to the extent possible, and the remainder of this Settlement Agreement shall remain in full force and effect as if the Settlement Agreement had been entered into without the invalid portion.

22.Finality; No Reliance. This Settlement Agreement is intended to be final, enforceable, and binding between the Parties hereto, and is further intended to be effective as a full and final accord and satisfaction between them in respect of the Released Claims and any other cause of action or disputed matter arising from or in connection with the Litigation, the EU License Agreement, the ASCA License Agreement, the Supply Agreements, or the Regulatory Milestone Payment. Each Party relies on the finality of this Settlement Agreement as a material factor inducing that Party’s execution of this Settlement Agreement. Furthermore, each Party fully understands the meaning, effect, significance, and consequence of each and every provision of this Settlement Agreement, and each Party expressly acknowledges and represents that, in executing this Settlement Agreement, it has not relied on any inducements, promises, or representations made by the other Party hereto or any person or entity representing such other Party. Additionally, each Party hereto acknowledges and represents that it is executing this Settlement Agreement freely and voluntarily, after consulting with its respective attorneys, and with the belief that this Settlement Agreement is fully binding and enforceable.

23.Advice of Counsel. Each of the Parties represents that it has: (i) been adequately represented, or had the opportunity to be represented, by independent legal counsel of its own choice, throughout all of the negotiations that preceded the execution of this Settlement Agreement; (ii) executed this Settlement Agreement with the consent and upon the competent advice of such counsel, or had the opportunity to seek such consent and advice; (iii) read this Settlement Agreement and understands and assents to all the terms, conditions, and provisions contained in this Settlement Agreement without any reservations; and (iv) had, or had the opportunity to have had, all the terms, conditions, and provisions contained in this Settlement Agreement explained to it by its own counsel, who have answered any and all questions which have been asked of them, or which could have been asked of them, with regard to the meaning of any of the terms, conditions, or provisions of this Settlement Agreement.

24.Authority to Sign. The persons executing this Settlement Agreement on behalf of the Parties hereto warrant that (i) each such Party is duly organized and existing, (ii) each such person is duly authorized to execute and deliver this Settlement Agreement on behalf of said Party and to bind that Party, including its members, agents and assigns, (iii) by so executing this Settlement Agreement, such Party is formally bound to the provisions of this Settlement Agreement, and (iv) the Party’s entering into this Settlement Agreement does not violate any provision of any other agreement to which said Party is bound.

THIS SETTLEMENT AGREEMENT has been agreed and executed by the Parties by their authorized representatives below as of the SA Effective Date.

Esperion Therapeutics, Inc.	Daiichi Sankyo Europe GmbH
By: /s/ Authorized Signatory Name (Printed): [***] Title: [***]	By: /s/ Authorized Signatory Name (Printed): [***] Title: [***]

Name (Printed): [***]	Name (Printed): [***]

Title: [***]	Title: [***]

By: /s/ Authorized Signatory Name (Printed): [***] Title: [***]

Name (Printed): [***]

Title: [***]

Exhibit A
Technology Transfer Agreement

[***].

Exhibit B
Third Amendment to EU License Agreement

[***].

Exhibit C
First Amendment to ASCA License Agreement

[***].

Exhibit D
Joint Press Release

Attached.